CONSENT OF INDEPENDENT AUDITORS


RT Industries, Inc.

We hereby consent to the incorporation by reference in this Registration Statement of RT Industries, Inc. on Form S-3 of our report dated March 4, 1995, except for Notes referred to in such report, appearing in the Company's 1995 Annual Report on Form 10-KSB for the year ended December 31, 1994. We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.


/s/ Marks Shron & Company, LLP
------------------------------
Marks Shron & Company, LLP
Certified Public Accountants

Great Neck, New York
February 13, 1997